EXHIBIT 99.1

NEWS

                                                                                                                              COLUMBIA LABORATORIES REPORTS
                                FOURTH QUARTER AND YEAR-END 2007 FINANCIAL RESULTS

LIVINGSTON, NJ— March 11, 2008—Columbia Laboratories, Inc. (NASDAQ: CBRX) today announced results for the fourth quarter and fiscal year ended December 31, 2007.

Robert S. Mills, Columbia’s president and chief executive officer, stated, “2007 was a landmark year for Columbia. Full year revenues increased 70% year over year, which enabled us to achieve the highest revenues in the Company’s history.  This strong performance was driven by increased sales of CRINONE® 8% in both the U.S. and foreign markets, RepHresh®, and STRIANT®.

“We continue to enjoy a high degree of visibility for the potential of PROCHIEVE® 8% to reduce the risk of preterm birth in women with a short cervix in mid-pregnancy.  In the fourth quarter, positive findings from our prior study were published in the White Journal1 and as an abstract in a second journal2, followed by a very well attended oral presentation at the January 2008 meeting of the Society for Maternal-Fetal Medicine.  We are receiving Institutional Review Board approvals at study sites for our pivotal Phase III PREGNANT (PROCHIEVE® Extending GestatioN A New Therapy) Study of PROCHIEVE 8% to prevent preterm birth in women with a short cervix at mid-pregnancy.  We expect to begin enrolling patients in March and to complete enrollment in 2008, which should enable us to report results in the first half of 2009.

“Enrollment in our Phase II study of vaginal lidocaine to prevent and treat dysmenorrhea is well underway.  Based on trends in January and February, we expect the patient cohort will be complete in April, with results expected in the third quarter of 2008.

“We look forward to another year of strong performance in 2008.  We estimate 2008 revenues in the range of $35 to $40 million, which would be an increase of 18% to 35% over 2007 levels.”

Fourth Quarter Financial Results
Net revenues for the fourth quarter of 2007 were $8.3 million, compared to $2.4 million for the fourth quarter of 2006, an increase of 251%.

Net revenues from progesterone products were $6.5 million in the fourth quarter of 2007 as compared with $1.2 million in the fourth quarter of 2006.

1 Ultrasound in Obstetrics and Gynecology (October 2007 issue)
2 American Journal of Obstetrics and Gynecology ( December 2007 issue supplement)

Columbia Laboratories Reports Fourth Quarter and Year-End 2007 Financial Results
March 11 , 200 8

This increase was driven primarily by the addition of the U.S. sales of CRINONE® 8% (progesterone gel) generated by the Company following our purchase of marketing rights from Merck Serono in December 2006, and increased sales of CRINONE® 8% by Merck Serono in foreign markets.  In the fourth quarter of 2006, in anticipation of the transaction, there were no sales of CRINONE® 8% and a sales reversal of $0.6 million resulting from the purchase of CRINONE® 8% inventory from Merck Serono.  Net revenues from other products were $1.9 million in the fourth quarter of 2007 as compared with $1.2 million in the fourth quarter of 2006, which increase primarily reflects increased orders of RepHresh® and higher sales of STRIANT® (testosterone buccal system).

Gross profit as a percentage of net sales was 71% in the fourth quarter of 2007, versus 38% in the fourth quarter of 2006.  The increase in gross profit from the 2006 to 2007 quarter was the result of a change in sales mix to the higher-margin CRINONE® brand, increased sales of CRINONE® 8% in foreign markets, and the sales reversal in 2006 of $0.6 million for inventory purchased from Merck Serono.

Total operating expenses were $8.5 million in the fourth quarter of 2007, a 47% increase compared to $5.7 million in the prior year period.

▪
Selling and distribution expenses were $3.2 million in the fourth quarter of 2007, an 84% increase from $1.7 million in the fourth quarter of 2006, primarily reflecting costs associated with the expansion of the sales force from 25 to 35 persons in the second half of 2007, market research to aid the Company in marketing CRINONE® 8% in the U.S., and distribution services provided by wholesalers and specialty pharmacies for which fees were incurred during the 2007 quarter.

▪	General and administrative costs decreased 14% to $2.0 million in the fourth quarter of 2007 from $2.3 million a year ago.

▪
Research and development costs increased 30% to $2.0 million in the fourth quarter of 2007 from $1.5 million in the fourth quarter of 2006.  The increase was primarily related to the initiation of the Phase III PREGNANT Study and the continued development of lidocaine for women with dysmenorrhea.  The increase was offset by costs of the Phase III trial of PROCHIEVE® 8% to prevent recurrent preterm birth, in which trial a significant number of patients were treated in the 2006 quarter and which was completed in early 2007.

▪
In the fourth quarter of 2007, the Company amortized $1.3 million of the acquisition cost for the U.S. license rights to CRINONE® 8% acquired from Merck Serono in December 2006.  There was a $0.1 million comparable charge in the fourth quarter of 2006.

▪
Other income and expense for the fourth quarter of 2007 was a net expense of $1.1 million versus a minimal amount in the fourth quarter of 2006.  The 2007 net expense reflects a full quarter’s interest expense for the $40 million convertible notes versus nine days of interest expense in the fourth quarter of 2006.

As a result, the Company reported a net loss of $3.6 million, or $0.07 per basic and diluted share, for the fourth quarter of 2007 as compared to a net loss of $4.8 million, or $0.10 per basic and diluted share, for the fourth quarter of 2006.

Columbia Laboratories Reports Fourth Quarter and Year-End 2007 Financial Results
March 11 , 200 8

Full Year Financial Results
Net revenues for the year ended December 31, 2007, were $29.6 million, compared to $17.4 million for the year ended December 31, 2006, an increase of 70%.

Net revenues from progesterone products were $20.5 million in 2007 as compared with $11.2 million in 2006.  This increase was driven primarily by the addition of the U.S. sales of CRINONE® 8% generated by the Company following its purchase of marketing rights for that product from Merck Serono in December 2006.  In addition, sales of CRINONE® 8% to Merck Serono for foreign markets increased 42%. Net revenues from other products increased 48% to $9.2 million in 2007 as compared with $6.2 million in 2006, which primarily reflect increased orders of RepHresh® and increased sales of STRIANT®.

Gross profit as a percentage of net sales was 70% in 2007, versus 55% in 2006.  The increase in gross profit from 2006 to 2007 was the result of a change in sales mix to CRINONE® 8%, a higher-margin product, versus the previous arrangement under which Columbia sold CRINONE® 8% to Merck Serono for distribution in the U.S.  Increased foreign sales of CRINONE® 8% also contributed to the margin increase.

Total operating expenses were $28.7 million in 2007, a 39% increase compared to $20.7 million in the prior year.

▪
Selling and distribution expenses were $10.1 million in 2007, a 53% increase from $6.6 million in 2006, primarily reflecting costs associated with the expansion of the sales force in the second half of 2007 from 25 to 35 persons, market research to aid the Company in marketing CRINONE® 8% in the U.S., and distribution services provided by wholesalers and specialty pharmacies.

▪	General and administrative costs increased 6% to $7.8 million in 2007 from $7.4 million in 2006.

▪
Research and development costs decreased 12% to $5.8 million in 2007 from $6.6 million in 2006.  The decrease is primarily related to the completion in early 2007 of the Phase III trial of PROCHIEVE® 8% to prevent recurrent preterm birth, in which trial a significant number of patients were treated in 2006.  This was partially offset by costs of the ongoing Phase II lidocaine study and start up expenses for the Phase III PREGNANT Study in December 2007.

▪	In 2007, the Company amortized $5 million of the acquisition costs for the U.S. license rights to CRINONE 8% acquired in December 2006. The comparable charge in 2006 was $0.1 million.

▪
Other income and expense for 2007 was $7.0 million versus $1.5 million for 2006.  The key driver for the change is the interest expense for the $40 million convertible notes entered into in December of 2006.

As a result, the Company reported a net loss of $15.1 million, or $0.30 per basic and diluted share, for the year ended December 31, 2007, as compared to a net loss of $12.6 million, or $0.27 per basic and diluted share, for the year ended December 31, 2006.

As of December 31, 2007, Columbia had cash and cash equivalents of $17.2 million.

Columbia Laboratories Reports Fourth Quarter and Year-End 2007 Financial Results
March 11 , 200 8

Quarterly Conference Call
As previously announced, Columbia Laboratories will hold a conference call to discuss financial results of the fourth quarter and year ended December 31, 2007, as follows:

Access information
Date:	Tuesday, March 11, 2008
Time:	11:00 AM EST
Dial-in numbers:	(877) 627-6590 (U.S./Canada) or (719) 325-4899
Live webcast:	www.cbrxir.com, under "Events"

The teleconference replay will be available two hours after completion through Tuesday, March 18, 2008 at (888) 203-1112 (U.S. only) or (719) 457-0820. The replay passcode is 4322059.  The archived webcast and slide presentation will be available for one year on the Company’s investor website, www.cbrxir.com, under "Events."

About Columbia Laboratories
Columbia Laboratories, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the women’s healthcare and endocrinology markets that use its novel bioadhesive drug delivery technology.  Columbia markets CRINONE® 8% (progesterone gel) and PROCHIEVE® 8% (progesterone gel) in the United States for progesterone supplementation as part of an Assisted Reproductive Technology treatment for infertile women with progesterone deficiency.  The Company also markets STRIANT® (testosterone buccal system) for the treatment of hypogonadism in men.  The Company’s partners market CRINONE® 8%, STRIANT®, and three other products to additional U.S. and foreign markets.  The Company’s research and development programs include the PREGNANT (PROCHIEVE® Extending GestatioN A New Therapy) Study of PROCHIEVE® 8% to reduce the risk of preterm birth in women with a short cervix at mid-pregnancy and a vaginal lidocaine product to prevent and treat dysmenorrhea. For more information, please visit www.columbialabs.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about Columbia Laboratories, Inc.’s expectations regarding the Company’s strategic direction, prospects and future results, and clinical research programs, which statements are indicated by the words "will," "plan," "expect," “estimate,” “should,” and similar expressions.  Such forward-looking statements involve certain risks and uncertainties; actual results may differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: the successful marketing of CRINONE® 8% (progesterone gel), PROCHIEVE® 8% (progesterone gel), and STRIANT® (testosterone buccal system) in the U.S.; the timely and successful development of new products, including vaginal lidocaine to prevent and treat dysmenorrhea, and new indications for current products, including PROCHIEVE® 8% to reduce the risk of preterm birth in women with a short cervix in mid-pregnancy; the timely and successful completion of clinical studies, including the clinical studies of our vaginal lidocaine product candidate and the ongoing Phase III PREGNANT (PROCHIEVE® Extending GestatioN A New Therapy) Study of PROCHIEVE® 8% in short cervix patients; success in obtaining acceptance and approval of new products and new indications for current products by the FDA and international regulatory agencies; the impact of competitive products and pricing; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the Securities and Exchange Commission. Columbia Laboratories undertakes no obligation to publicly update any forward-looking statements.

PROCHIEVE®, CRINONE® and STRIANT® are registered trademarks of Columbia Laboratories, Inc.

RepHresh® is a registered trademark of Lil’ Drug Store Products, Inc.

Contact:
James A. Meer, Senior Vice President, CFO & Treasurer
Columbia Laboratories, Inc.
(973) 486-8860

Melody A. Carey, Co-President
Rx Communications Group, LLC
(917) 322-2571

Financial Tables Follow

Columbia Laboratories Reports Fourth Quarter and Year-End 2007 Financial Results
March 11 , 200 8

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve Months Ended December 31,		Three Months Ended December 31,
	2007	2006	2007	2006

NET REVENUES	$29,627,638	$17,393,081	$8,347,925	$2,378,204
COST OF REVENUES	9,014,540	7,819,843	2,409,982	1,463,855
Gross profit	20,613,098	9,573,238	5,937,943	914,349

OPERATING EXPENSES:
Selling and distribution	10,111,796	6,600,371	3,203,470	1,740,769
General and administrative	7,824,741	7,402,188	2,011,406	2,336,375
Research and development	5,778,641	6,596,339	1,975,383	1,523,047
Amortization of license right	5,005,768	134,444	1,261,182	134,444
Total operating expenses	28,720,946	20,733,342	8,451,441	5,734,635
Loss from operations	(8,107,848)	(11,160,104)	(2,513,498)	(4,820,286)
OTHER INCOME (EXPENSE):
Interest income	979,953	862,068	240,058	249,377
Interest expense	(8,741,770)	(2,516,113)	(2,239,926	(774,680)
Loss on early debt extinguishment	-	(280,000)	-	-
Other, net	782,153	482,428	868,674	515,182
Total Other Income/Expense	(6,979,664)	(1,451,617)	(1,131,194	(10,121)
Net loss	$(15,087,512)	$(12,611,721)	$(3,644,692	$(4,830,407)
NET LOSS PER COMMON SHARE: (Basic and diluted)	$(0.30)	$(.027)	$(0.07)	$(0.10)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSHANDING: (Basic and diluted)	51,124,266	48,088,516	51,624,297	49,692,974

Columbia Laboratories Reports Fourth Quarter and Year-End 2007 Financial Results
March 11 , 200 8

CONSOLIDATED BALANCE SHEETS

	December 31, 2007	December 31, 2006
ASSETS
Current assets-
Cash and cash equivalents	$17,221,811	$25,270,377
Accounts receivable, net	3,810,993	2,445,318
Inventories	3,047,129	2,105,038
Prepaid expenses and other current assets	1,287,300	853,504
	25,367,233	30,674,237
Property and equipment, net	651,967	763,836
Intangible assets, net	28,859,788	32,865,556
Other assets	1,710,289	1,535,115
TOTAL ASSETS	$56,589,277	$65,838,744

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities-
Current portion of financing agreements	$3,786,538	$553,947
Accounts payable	3,015,942	3,586,770
Accrued expenses	4,103,881	3,123,092
Total current liabilities	10,906,361	7,263,809
Notes payable – long term note	27,536,178	25,299,135
Deferred revenue	3,580,880	4,182,648
Long-term portion of financing agreements	10,174,316	11,229,777
TOTAL LIABILITIES	52,197,735	47,975,369
Commitments and contingencies
Contingent redeemable Series C Convertible Preferred Stock 1,125 shares issued and outstanding in 2007	1,125,000
Stockholders’ equity -
Preferred stock, $0.01 par value; 1,000,000 shares authorized:
Series B Convertible Preferred Stock, 130 shares issued and outstanding 2007 and 2006 (liquidation preference of $13,000 in 2007)	1	1
Series C Convertible Preferred Stock, 1,125 and 3,200 shares issued and outstanding in 2007 and 2006 (liquidation preference of $3,200,000 in 2006)		32
Series E Convertible Preferred Stock, 63,547 and 69,000 shares issued and outstanding in 2007 and 2006, respectively (liquidation preference of $6,354,700 and $6,900,000 in 2007 and 2006, respectively)	635	690
Common stock, $0.01 par value; 100,000,000 shares authorized: 51,730,151 and 49,694,213 shares issued in 2007 and 2006, respectively	517,302	469,942
Capital in excess of par value	222,376,941	221,887,945
Less cost of 18,000 and 6,000 treasury shares in 2007 and 2006, respectively	(54,030)	(26,880)
Accumulated deficit	(219,781,911)	(204,694,399)
Accumulated other comprehensive income	207,604	199,044
TOTAL STOCKHOLDERS’ EQUITY	3,266,542	17,863,375
TOTAL LIABILITIES AND EQUITY	$56,589,277	$65,838,744